Filed Pursuant to Rule 433

Registration No. 333-134553

Lehman Notes are investment grade corporate bonds designed for individual investors and issued by Lehman Brothers Holdings Inc.

Lehman Notes are offered by prospectus only and are available only to residents of the United States, exclusively through selected agents and other broker-dealers participating in the program. Please contact your registered financial advisor for more information and to purchase Lehman Notes. The Lehman Notes prospectus is comprised of two parts: the first part is the Lehman Notes, Series D prospectus supplement dated August 2, 2007; and the second part is the accompanying base prospectus dated May 30, 2006. Unless indicated otherwise, references in these Web pages to the prospectus shall mean the prospectus supplement together with the accompanying base prospectus.

•      Click here to view and print a copy of the Lehman Notes prospectus.

•      Click here if you have had an opportunity to read the prospectus and want to learn more about Lehman Notes.

Lehman Brothers Holdings Inc. has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus dated May 30, 2006, the Lehman Notes, Series D prospectus supplement dated August 2, 2007 and other documents Lehman Brothers Holdings Inc. has filed with the SEC for more complete information about Lehman Brothers Holdings Inc. and this offering. You should rely upon the prospectus and other documents Lehman Brothers Holdings Inc. has filed with the SEC for complete details. You may get these documents for free by searching the SEC online database (EDGAR®), with “Lehman Brothers Holdings Inc.” as a search term. You may also obtain the prospectus, prospectus supplement and final pricing supplement (when completed) by calling Incapital LLC at 1-800-289-6689 or Lehman Brothers Inc. at 1-800-392-5000.

By clicking to view the prospectus, you consent to receive the prospectus electronically. You should read the prospectus before investing. Each time you request the prospectus you are consenting to electronic delivery. Further, you confirm that you are a resident of the United States and are accessing this Web site from a United States location.

You should only rely on the information contained or incorporated by reference in the prospectus, prospectus supplement and any pricing supplement. Lehman Brothers Holdings Inc. has not, and the agents have not, authorized any other person to provide you with different information.

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By clicking “Continue,” you confirm that you are a resident of the United States and are accessing these Web pages from a United States location. The viewing or distribution of these pages, including any offers of securities described herein, may be restricted by law in certain jurisdictions. Persons into whose view or possession these pages or their content come are required to inform themselves about and to observe any such restrictions. These pages do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

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Linked sites are provided only as a convenience to you. The inclusion of such links is neither an endorsement by Lehman Brothers, implied or otherwise, of the linked site or any products or services in such site nor a recommendation or suggestion that such linked site need be reviewed or consulted. Lehman Brothers has not reviewed any of the sites linked to this site, and is not responsible for the content of off-site pages or any other site linked or linking to this site. Your linking to any off-site pages or other sites is at your own risk. Please refer to the Terms of Use of the site to which you are transferring.

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Copyright (c) 2007 Lehman Brothers Inc.

>>Overview   >>Prospectus   >>About the Issuer   >>Risk Factors   >>Agents   >>Contacts

Lehman Notes are senior debt securities issued by Lehman Brothers Holdings Inc. These securities are designed to make investing in corporate bonds a simpler process for individual investors and their financial advisors. Lehman Brothers Inc. and Incapital LLC are the joint lead agents for these securities.

Denominations

Lehman Notes are available for a minimum investment of $1,000 and any whole multiple of $1,000. They will be offered with various maturities (generally three months or more), fixed interest rates and interest payment schedules.

Offering Period

New offerings are typically set each Friday, and in most cases these offerings are available until the following Thursday. The price, maturity and interest rate remain constant throughout the offering period.

Survivor’s Option

A survivor’s option is generally included in Lehman Notes. This feature allows the investor’s estate, upon the death of the investor, to require Lehman Brothers Holdings Inc. to repay the notes prior to stated maturity, so long as the notes were acquired by the deceased investor at least six months prior to the request. Regardless of the series or tranche of notes, Lehman Brothers Holdings Inc. has the option to limit (1) the permitted dollar amount of total survivor’s option exercises by all investors in any calendar year, and (2) the permitted dollar amount of an individual exercise by an investor in any calendar year.

Callable Feature

Certain Lehman Notes may be redeemable at the option of Lehman Brothers Holdings Inc. or repayable at the option of the investor prior to stated maturity.

Settlement

Lehman Notes will be issued only in book-entry form as a global security registered in the name of a nominee of The Depository Trust Company, as depositary (“DTC”). The notes will settle, and payments of principal and interest will be made, only through DTC. Financial representatives will record note ownership in book-entry form.

The foregoing is a summary of certain terms of the Lehman Notes that are described in more detail in the prospectus. Final terms of any particular Lehman Notes will be determined at the time of sale and will be contained in the pricing supplement relating to those Lehman Notes. The terms in that pricing supplement may vary from and supersede the terms contained in the prospectus and as summarized above. Before you decide to purchase any Lehman Notes, you should read the more detailed information appearing in the prospectus, including the Risk Factors, together with the pricing supplement. Click here to view and print a copy of the Lehman Notes prospectus. You may also obtain the prospectus and final pricing supplement (when completed) by calling Incapital LLC at 1-800-289-6689 or Lehman Brothers Inc. at 1-800-392-5000.

Terms of Use    Privacy Statement    ©2007 Lehman Brothers Inc. Member NYSE/NASD/SIPC. All rights reserved.

>>Overview   >>Prospectus   >>About the Issuer   >>Risk Factors   >>Agents   >>Contacts

The prospectus for Lehman Notes is available for you to read on screen and to print in both .HTML format and .PDF format.

 You will need to have Adobe Acrobat Reader software to view the .PDF file on your computer. If you do not have Adobe Acrobat please visit the Adobe Web site.

You should only rely on the information contained or incorporated by reference in the prospectus, prospectus supplement and any other documents Lehman Brothers Holdings Inc. has filed with the SEC relating to the Lehman Notes you purchase. Lehman Brothers Holdings Inc. has not, and the agents have not, authorized any other person to provide you with different information.

By clicking to view the prospectus, you consent to receive the prospectus electronically. Each time you request a prospectus you are consenting to electronic delivery.

RELATED LINKS

•     Lehman Notes Prospectus (.pdf, 224KB)

•     Lehman Notes Prospectus (.htm)

•     February 2008 Form 10-Q (.pdf, 1.1MB)

•     November 2007 Form 10-K (.pdf, 1.8MB)

•     2007 Annual Report (.pdf, 3.1MB)

•     2008 Proxy Statement (.pdf, 288KB)

To request a printed copy by mail of the prospectus or other reports filed with the SEC, please go to the Contacts page.

Terms of Use    Privacy Statement    ©2007 Lehman Brothers Inc. Member NYSE/NASD/SIPC. All rights reserved.

>>Overview   >>Prospectus   >>About the Issuer   >>Risk Factors   >>Agents   >>Contacts

Lehman Brothers Holdings Inc. (NYSE: LEH), together with its subsidiaries, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers Holdings Inc.’s worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region.

Lehman Brothers Holdings Inc.’s common stock trades on the New York Stock Exchange and is included in the Standard & Poor’s (S&P) 500 Index.

Current Ratings

Lehman Brothers Holdings Inc.’s senior debt securities, including Lehman Notes, are currently rated:

•     “A2” by Moody’s Investors Service

•     “A” by Standard & Poor’s Ratings Services

•     “A+” by Fitch Ratings

>>Overview   >>Prospectus   >>About the Issuer   >>Risk Factors   >>Agents   >>Contacts

The following list of risk factors is only a summary; you should read the more detailed information appearing or incorporated by reference in the “Risk Factors” section of the prospectus supplement.

Limited Trading Market

You may not be able to sell your Lehman Notes because a trading market may not develop or be maintained. You should assume that you will be holding the Lehman Notes until their maturity. Lehman Brothers Holdings Inc. does not intend to list the notes on any securities exchange. The notes will not have an established trading market when issued. Lehman Brothers Holdings Inc. cannot assure you that a trading market will ever develop or be maintained. If liquidity is important to you, you should consider this before buying the notes.

In addition to the credit ratings, financial condition and results of operations of Lehman Brothers Holdings Inc., many other factors may affect the market value of, and trading market for, your notes. These factors include:

•     the time remaining to the maturity of your notes,

•     the outstanding amount of your notes and other debt securities with the same terms,

•     any redemption or repayment features of your notes,

•     the supply of notes trading in the secondary market, if any,

•     the absence of an exchange listing for the notes,

•     market rates of interest higher or lower than rates borne by your notes, and

•     the level, direction and volatility of market interest rates generally.

These factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. In addition, securities that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. The agents may make a market in the notes, but the agents are not obligated to do so and they may discontinue market-making activities at any time without notice, at their sole discretion. A lack of buyers will negatively affect the price you may receive for your notes if you decide you want to sell your notes prior to maturity. You may have no ability to sell your notes at all at certain times. In such a case, you will have to retain your notes. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

Early Redemption Risk

Lehman Brothers Holdings Inc. may choose to redeem the Lehman Notes when prevailing interest rates are relatively low. If your Lehman Notes are redeemable at the option of Lehman Brothers Holdings Inc., this means that Lehman Brothers Holdings Inc. has the right, without your consent, to redeem or “call” all or a portion of your notes at any time, or at a specific point in time, as specified in the relevant pricing supplement. This does not mean that you have a similar right to require Lehman Brothers Holdings Inc. to repay your notes. Where such redemption right exists, Lehman Brothers Holdings Inc. may choose to redeem your notes when prevailing interest rates are lower than the rate then borne by your notes. In that case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Any such redemption right of Lehman Brothers Holdings Inc. also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches. You should consult with a competent professional on related consequences of purchasing redeemable notes before purchasing them.

Any Survivor’s Option May Be Limited in Amount

Lehman Brothers Holdings Inc. will have a discretionary right to limit the aggregate principal amount of Lehman Notes, without regard to series or tranches, subject to any survivor’s option that may be exercised in any calendar year:

•  For any Lehman Notes issued prior to August 2, 2007 (the ‘‘prior Lehman Notes’’), to an amount equal to the greater of $2,000,000 or 2.0% of the aggregate amount of all prior Lehman Notes, without regard to series or tranches; and

•  For any notes issued on or after August 2, 2007, to an amount equal to the greater of $1,000,000 or 1.0% of the aggregate amount of all such notes, without regard to series or tranches, outstanding as of the end of the most recent calendar year.

Lehman Brothers Holdings Inc. also has the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of prior Lehman Notes or $125,000 in any calendar year the aggregate principal amount of notes issued on or after August 2, 2007, without regard to series or tranches, subject to the survivor’s option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of prior Lehman Notes or notes, as the case may be. Accordingly, no assurance can be given that exercise of the survivor’s option for a desired amount will be permitted in any single calendar year.

Lehman Brothers Holdings Inc. is a Holding Company

Lehman Brothers Holdings Inc. is a holding company and you can only depend on its earnings and assets, and not those of its subsidiaries for payment of principal and interest on the notes. The notes will be solely Lehman Brothers Holdings Inc.’s obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes. Because Lehman Brothers Holdings Inc. is a holding company whose primary assets consist of shares of stock or other equity interests in or amounts due from subsidiaries, almost all of its income is derived from those subsidiaries. Lehman Brothers Holdings Inc.’s subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available therefor. Accordingly, Lehman Brothers Holdings Inc. will be dependent on dividends and other distributions or loans from Lehman Brothers Holdings Inc.’s subsidiaries to generate the funds necessary to meet obligations with respect the notes, including the payment of principal and interest. Due to covenants contained in certain of Lehman Brothers Holdings Inc.’s debt agreements and regulations relating to capital requirements affecting certain of its more significant subsidiaries, the ability of certain subsidiaries to pay dividends and other distributions and make loans to it is restricted. Additionally, as an equity holder, Lehman Brothers Holdings Inc.’s ability to participate in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims Lehman Brothers Holdings Inc. may have as a creditor of the subsidiary are judicially recognized. If these sources are not adequate, Lehman Brothers Holdings Inc. may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

Market-Making by Affiliates of Lehman Brothers Holdings Inc.

Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings Inc. or other underwriters may make a market in the notes, but they will not be obligated to do so and may discontinue any market-making at any time without notice. Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings Inc. may act as a principal or agent in these transactions. The prospectus, the prospectus supplement and any accompanying prospectus or pricing supplement will also be used in connection with those transactions by Lehman Brothers Inc. or Lehman Brothers Holdings Inc.’s other affiliates. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale. No assurance can be given that there will be a market for the notes.

Terms of Use    Privacy Statement    ©2007 Lehman Brothers Inc. Member NYSE/NASD/SIPC. All rights reserved.

>>Overview   >>Prospectus   >>About the Issuer   >>Risk Factors   >>Agents   >>Contacts

Joint Lead Agents

•     Lehman Brothers Inc.

•     Incapital LLC

Agents

•     A.G. Edwards & Sons, Inc.

•     Banc of America Securities LLC

•     Charles Schwab & Co., Inc.

•     Citigroup Global Markets Inc.

•     Edward D. Jones & Co., L.P.

•     Fidelity Capital Markets Services, a division of National Financial Services LLC

•     Morgan Stanley & Co. Incorporated

•     Muriel Siebert & Co., Inc.

•     Raymond James & Associates, Inc.

•     RBC Dain Rauscher Inc.

•     UBS Securities LLC

•     Wachovia Securities, LLC

Please contact your registered financial advisor for more information and to purchase Lehman Notes.

>>Overview   >>Prospectus   >>About the Issuer   >>Risk Factors   >>Agents   >>Contacts

To purchase Lehman Notes or to obtain a printed copy of the prospectus and the final pricing supplement (when completed) by mail, please contact your investment representative or call Incapital LLC at 1-800-289-6689 or Lehman Brothers Private Investment Management at 1-800-392-5000.

2006 Annual Report Archived Annual Reports	Equity & Debt Information
SEC Filings
Proxy Statement 10-K/10-Q Corporate Governance Equity & Debt Information Lehman Brothers Inc. Financial Statements Frequently Asked Questions

This page contains summary information about selected Lehman Brothers equity and debt securities, including transfer agents, paying agents and/or trustees. The securities described below were or are offered by prospectus only and in some cases are available only to residents of the United States or outside of the United States to non-U.S. persons. Please contact your registered financial advisor for more information.

Webcasts

Common Stock
($0.10 par value per share) CUSIP 524908100
Exchanges: Listed on the New York Stock Exchange under the symbol LEH
Dividends: Dividends are declared by the Board of Directors and are currently paid five business days before the end of the quarter in February, May, August and November.
Annual Dividend Policy: $0.60 per share
Voting Rights: 1 vote per share
Issued By: Lehman Brothers Holdings Inc

5.94% Cumulative Preferred Stock, Series C
($1.00 par value per share) (represented by Depositary Shares, each representing a 1/10 interest in a share of Preferred Stock)
CUSIPs: 524908704 (Depositary Shares), 524908605 (Preferred Stock)
Stated Value: $50.00 per Depositary Share ($500.00 per share of Preferred Stock)
Exchanges: Depositary Shares listed on the New York Stock Exchange under the symbol LEHPRC
Dividends: Paid as declared by the Board of Directors on February 28, May 31, August 31 and November 30
Annual Dividend Rate: $2.97 per Depositary Share ($29.70 per share of Preferred Stock)
Redemption: Redeemable on and after May 31, 2008 at stated value plus accrued and unpaid dividends
Voting Rights: None except as required by law, in the event dividends are in arrears for six calendar quarters and in other limited circumstances. In such cases, each Depositary Share is entitled to 1/10 of a vote (each share of Preferred Stock is entitled to 1 vote)
Issued By: Lehman Brothers Holdings Inc.
More Information: Please click here to view a copy of the prospectus.

5.67% Cumulative Preferred Stock, Series D
($1.00 par value per share)(represented by Depositary Shares, each representing a 1/100 interest in a share of Preferred Stock)
CUSIPs: 524908886 (Depositary Shares), 524908803 (Preferred Stock)
Stated Value: $50.00 per Depositary Share ($5,000.00 per share of Preferred Stock)

Exchanges: Depositary Shares listed on the New York Stock Exchange under the symbol LEHPRD
Dividends: Paid as declared by the Board of Directors on February 28, May 31, August 31 and November 30
Annual Dividend Rate: $2.835 per Depositary Share ($283.50 per share of Preferred Stock)

Redemption: Redeemable on and after August 31, 2008 at stated value plus accrued and unpaid dividends
Voting Rights: None except as required by law, in the event dividends are in arrears for six calendar quarters and in other limited circumstances. In such cases, each Depositary Share is entitled to 1/10 of a vote (each share of Preferred Stock is entitled to 10 votes)
Issued By: Lehman Brothers Holdings Inc.
More Information: Please click here to view a copy of the prospectus.

6.50% Cumulative Preferred Stock, Series F
($1.00 par value per share) (represented by Depositary Shares, each representing a 1/100 interest in a share of Preferred Stock)
CUSIPs: 524908738 (Depositary Shares), 524908720 (Preferred Stock)
Stated Value: $25.00 per Depositary Share ($2,500.00 per share of Preferred Stock)
Exchanges: Depositary Shares listed on the New York Stock Exchange under the symbol LEHPRF
Dividends: Paid as declared by the Board of Directors on February 28, May 31, August 31 and November 30
Annual Dividend Rate: $1.625 per Depositary Share ($162.50 per share of Preferred Stock)
Redemption: Redeemable on and after August 31, 2008, at stated value plus accrued and unpaid dividends
Voting Rights: None except as required by law, in the event dividends are in arrears for six calendar quarters and in other limited circumstances. In such cases, each Depositary Share is entitled to 1/10 of a vote (each share of Preferred Stock is entitled to 10 votes)
Issued By: Lehman Brothers Holdings Inc.
More Information: Please click here to view a copy of the prospectus.

Floating Rate Cumulative Preferred Stock, Series G
($1.00 par value per share) (represented by Depositary Shares, each representing a 1/100 interest in a share of Preferred Stock)
CUSIPs: 524908639 (Depositary Shares), 524908621 (Preferred Stock)
Stated Value: $25.00 per Depositary Share ($2,500.00 per share of Preferred Stock)
Exchanges: Depositary Shares listed on the New York Stock Exchange under the symbol LEHPRG
Dividends: Paid as declared by the Board of Directors on the 15th day of each month, beginning March 15, 2004
Dividend Rate: A floating rate per annum equal to 0.75% above one-month LIBOR, reset monthly, but not less than 3.0% per annum.
Redemption: Redeemable on and after February 15, 2009, at stated value plus accrued and unpaid dividends
Voting Rights: None except as required by law, in the event dividends are in arrears for six calendar quarters and in other limited circumstances. In such cases, each Depositary Share is entitled to 1/10 of a vote (each share of Preferred Stock is entitled to 10 votes)
Issued By: Lehman Brothers Holdings Inc.
More Information: Please click here to view a copy of the prospectus.

6.375% Preferred Securities, Series K
($25.00 liquidation amount per security) CUSIP 52519Y209
Exchanges: Listed on the New York Stock Exchange under the symbol LEHPRK
Distributions: Paid March 15, June 15, September 15 and December 15. May be postponed for up to five years, but not past the maturity date
Annual Distribution Rate: $1.59375 per security
Redemption: Redeemable in whole or in part on and after March 15, 2008, and in whole at any time in the event of certain changes in tax or investment company law, at the liquidation amount plus accrued and unpaid distributions
Maturity Date: March 15, 2052
Voting Rights: None except as required by law and in other limited circumstances
Issued By: Lehman Brothers Holdings Capital Trust III
Guaranteed By: Lehman Brothers Holdings Inc.
More Information: Please click here to view a copy of the prospectus.

6.375% Preferred Securities, Series L
($25.00 liquidation amount per security) CUSIP 52520B206
Exchanges: Listed on the New York Stock Exchange under the symbol LEHPRL
Distributions: Paid January 31, April 30, July 31 and October 31. May be postponed for up to five years, but not past the maturity date
Annual Distribution Rate: $1.59375 per security
Redemption: Redeemable in whole or in part on and after October 31, 2008, and in whole at any time in the event of certain changes in tax or investment company law, at the liquidation amount plus accrued and unpaid distributions
Maturity Date: October 31, 2052
Voting Rights: None except as required by law and in other limited circumstances
Issued By: Lehman Brothers Holdings Capital Trust IV
Guaranteed By: Lehman Brothers Holdings Inc.
More Information: Please click here to view a copy of the prospectus.

6.00% Preferred Securities, Series M
($25.00 liquidation amount per security) CUSIP 52520E200
Exchanges: Listed on the New York Stock Exchange under the symbol LEHPRM
Distributions: Paid January 22, April 22, July 22 and October 22. May be postponed for up to five years, but not past the maturity date
Annual Distribution Rate: $1.50 per security
Redemption: Redeemable in whole or in part on and after April 22, 2009, and in whole at any time in the event of certain changes in tax or investment company law, at the liquidation amount plus accrued and unpaid distributions
Maturity Date: April 22, 2053
Voting Rights: None except as required by law and in other limited circumstances
Issued By: Lehman Brothers Holdings Capital Trust V
Guaranteed By: Lehman Brothers Holdings Inc.
More Information: Please click here to view a copy of the prospectus.

6.24% Preferred Securities, Series N
($25.00 liquidation amount per security) CUSIP 52520X208
Exchanges: Listed on the New York Stock Exchange under the symbol LEHPRN
Distributions: Paid January 18, April 18, July 18 and October 18. May be postponed for up to five years, but not past the maturity date
Annual Distribution Rate: $1.56 per security
Redemption: Redeemable in whole or in part on and after January 18, 2010, and in whole at any time in the event of certain changes in tax or investment company law, at the liquidation amount plus accrued and unpaid distributions
Maturity Date: January 18, 2054
Voting Rights: None except as required by law and in other limited circumstances
Issued By: Lehman Brothers Holdings Capital Trust VI
Guaranteed By: Lehman Brothers Holdings Inc.
More Information: Please click here to view a copy of the prospectus.

7.25% Non-Cumulative Perpetual Convertible
Preferred Stock, Series P
($1.00 par value per share) CUSP: 52523J453
Liquidation Preference: $1,000.00 per share of Preferred Stock

Exchange: Listed on the New York Stock Exchange under the symbol LEHPRP

Dividend Payment Dates: Paid when, as and if declared by the Board of Directors on each January 1, April 1, July 1 and October 1

Annual Dividend Rate: $72.50 per share of Preferred Stock

Redemption: None

Conversion Right: Each share of Preferred Stock is convertible at any time, at the option of the holder, into shares of common stock of Lehman Brothers Holdings Inc. at the then-applicable conversion rate plus cash in lieu of fractional shares. The conversion rate will also be adjusted upon the occurrence of certain change-of-control events

Initial Conversion Rate: 20.0509 shares of common stock of Lehman Brothers Holdings Inc. per share of Preferred Stock, subject to certain anti-dilution adjustments

Mandatory Conversion at the Company’s Option: On or after April 1, 2013, LBHI may, at its option, convert some or all of the shares of Preferred Stock if the closing price of the common stock of Lehman Brothers Holdings Inc. exceeds 130% of the then-applicable conversion price for 20 trading days during any consecutive 30 trading day period

Voting Rights: None except as required by law, in the event dividends are not paid for six calendar quarters and in other limited circumstances. In such cases, each share of Preferred Stock is entitled to 4 votes
Issued By: Lehman Brothers Holdings Inc.

More Information: Please click here to view a copy of the prospectus.

Lehman Notes, Series D
Senior debt securities designed to make investing in corporate bonds a simpler process for individual investors and their financial advisors.
Offering Period: New offerings are typically set each Friday, and in most cases these offerings are available until the following Thursday.
Denominations: A minimum investment of $1,000 and any whole multiple of $1,000.

Maturities: Generally three months or more
Interest: Fixed rates and interest payment schedules
Survivor’s Option: A survivor’s option is generally included that allows the investor’s estate, upon the death of the investor, to require Lehman Brothers Holdings Inc. to repay the notes prior to stated maturity, so long as the notes were acquired by the deceased investor at least six months prior to the request. Regardless of the series or tranche of notes, Lehman Brothers Holdings Inc. has the option to limit (1) the permitted dollar amount of total survivor’s option exercises by all investors in any calendar year, and (2) the permitted dollar amount of an individual exercise by an investor in any calendar year.
Call/Put: Most Lehman Notes are redeemable prior to stated maturity at the option of Lehman Brothers Holdings Inc. after a specified date. Certain Lehman Notes may be repayable at the option of the investor prior to stated maturity.
Issued By: Lehman Brothers Holdings Inc.
More information: Please visit the Lehman Notes section of this Web site for more information, including a copy of the prospectus.

Other Securities
Lehman Brothers Holdings Inc. regularly issues a diverse range of securities with various maturities to finance its businesses including medium term notes, global bonds and equity-linked securities. Lehman Brothers Holdings Inc. has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for certain of its securities offered by prospectus only and in some cases available only to residents of the United States. Before you invest, you should read the prospectus dated May 30, 2006 and other documents Lehman Brothers Holdings Inc. has filed with the SEC for more complete information about Lehman Brothers Holdings Inc. and such offerings. You should rely upon the prospectus and other documents Lehman Brothers Holdings Inc. has filed with the SEC for complete details. You may get these documents for free by searching the SEC online database (EDGAR®), with “Lehman Brothers Holdings Inc.” as a search term. Lehman Brothers Holdings Inc. also issues medium term notes from time to time outside of the United States to non-U.S. persons.

Transfer Agent/Trustee/Paying Agent Information

SECURITY	CONTACT NAME AND PHONE NUMBER
Lehman Brothers Holdings Inc. Common Stock	The Bank of New York, Shareholder Services 1-800-824-5707
Lehman Brothers Holdings Inc. Depositary Shares Representing Cumulative and Non-Cumulative Preferred Stock	Computershare Trust Company, N.A. 1-877-498-8865
The Lehman Brothers Holdings Capital Trusts Preferred Securities	The Bank of New York attn: Chris O’Mahoney 1-212-815-4107
Lehman Brothers Holdings Inc. Senior Notes	Citibank, NA attn: Wafaa Orfy 1-800-422-2066
Lehman Brothers Holdings Inc. Medium Term Notes	Citibank, NA attn: Wafaa Orfy 1-800-422-2066
Lehman Brothers Holdings Inc. (including Lehman Brothers Treasury Co. B.V. and Lehman Brothers Bankhaus AG) Euro Medium Term Notes	The Bank of New York attn: Raymond Morison 44-207-964-8800
Lehman Brothers Holdings Inc. Equity-Linked Securities	Citibank, NA attn: Wafaa Orfy 1-800-422-2066
Lehman Brothers Holdings Inc. and Lehman Brothers Inc. Subordinated Debt	The Bank of New York attn: Chris O’Mahoney 1-212-815-4107